UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2018

CNX Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36635	47-1054194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On June 26, 2018, CNX Midstream Partners LP (the “Partnership”), NBL Midstream, LLC, a subsidiary of Noble Energy, Inc. (the “Selling Unitholder”), CNX Midstream GP LLC (the “General Partner” and together with the Partnership, the “Partnership Parties”), and Citigroup Global Markets Inc. and Barclays Capital Inc. (the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Unitholder agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Unitholder, subject to and upon the terms and conditions set forth therein, 6,500,000 common units representing limited partner interests in the Partnership (“Common Units”), at a public offering price of $18.30 per Common Unit, less the underwriting discount. In addition, the Selling Unitholder granted the Underwriters a 30-day option to purchase up to 975,000 additional Common Units at the public offering price, less the underwriting discount. The Underwriters subsequently notified the Selling Unitholder of their intent to exercise such option in full, and the Selling Unitholder completed the sale of an aggregate of 7,475,000 Common Units to the Underwriters on June 29, 2018 (the “Offering”). The Partnership did not receive any proceeds from the sale of Common Units in the Offering.

The material terms of the Offering are described in a prospectus (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (Registration No. 333-218055), which was declared effective by the Commission on March 26, 2018.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties and the Selling Unitholder, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties and the Selling Unitholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make because of any of those liabilities. As described in the Prospectus, affiliates of each of the underwriters are lenders under the Partnership’s revolving credit facility , for which they have received customary fees and reimbursement of expenses. In addition, the Underwriters and their affiliates have in the past provided, and may from time to time in the future provide various financial advisory, commercial banking, and investment banking services for the Partnership Parties, the Selling Unitholders and their respective affiliates, for which they have received, and in the future will be entitled to receive, customary fees and reimbursement of expenses.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated June 26, 2018, by and among CNX Midstream Partners LP, NBL Midstream, LLC, Citigroup Global Markets Inc., and Barclays Capital Inc.

8.1	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (contained in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX MIDSTREAM PARTNERS LP

By: CNX MIDSTREAM GP LLC, its general partner

By:	/s/ Donald W. Rush
Donald W. Rush Chief Financial Officer and Director

Dated: June 29, 2018